EXHIBIT 23.2





                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Dycom Industries, Inc. on Form S-3 of our report dated August 25, 2000, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 29, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP
-----------------------------
     DELOITTE & TOUCHE LLP

West Palm Beach, Florida

October 20, 2000